EXHIBIT (10)(a)

                             Performance Share Plan
                             Nalco Chemical Company
           As Amended Effective February 16, 1996 and October 17, 1996


                                                         SECTION 1

                                                          Purpose

  The purposes of this Plan are:

     (a) to provide additional incentive for the achievement of long-term financial results consistent with the Company's long-range business plans,

     (b) to reinforce management's identification with stockholder interests by providing direct remuneration in shares of Company Common Stock, and

     (c) to  integrate  short-term  and  long-term  business  goals by  creating
personal  financial   opportunities  tied  to  long-term   corporate   financial
performance.


                                    SECTION 2

                       Effective Date and Termination Date

     2.1 Effective Date. The Plan shall be effective as of January 1, 1992, subject to approval by the stockholders of the Company.

     2.2 Termination Date. The Plan shall terminate with respect to the assignment of contingent performance shares on December 31, 2001, provided, however, that the Committee may terminate the Plan or assignment of contingent performance shares at any time prior to that date. Except as provided in Section 10, termination of the Plan shall not cancel, reduce or otherwise impair the rights of participants to receive any performance awards based upon contingent performance shares assigned prior to termination of the Plan.

                                    SECTION 3

                                   Definitions

     3.1 The "Company" is Nalco Chemical Company.

     3.2 An "Affiliated Organization" is any corporation which is a subsidiary of the Company, provided that the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of such corporation or 50% or more of the total value of all classes of stock of such corporation. 3.3 The "Plan" is the Nalco Chemical Company Performance Share Plan adopted on February 14, 1992, by the Board of Directors of the Company, and approved by the Shareholders on April, 1992, as amended by the Board on February 16, 1996.

     3.4 The "Committee" is the administrative committee constituted pursuant to
Section 5 of the Plan.

     3.5 The "Board" is the Board of Directors of the Company.

     3.6 An "Anniversary Date" is the effective date of the Plan and January 1 of each year thereafter.

     3.7 The "Base Salary" of a participant is the annual rate of base pay in effect for such participant on the Anniversary Date as of which contingent
performance   shares  are  assigned  to  such   participant.

     3.8The "Earnings erformance" of the Company for a performance period is the sum of the net earnings per share, on a fully diluted basis, for all years included in the performance period. Subject to Section 15.4, the Committee, in its sole discretion, may adjust the Earnings Performance for purposes of this Plan and/or the Earnings Performance goal and schedule for any performance period in order to reflect any changes associated with the purchase or sale of assets or shares of stock or any other extraordinary occurrence during the performance period.

 3.9"Common Stock" means the shares of Common Stock of the Company (par value of $0.1875 per share) which may be used under this Plan.

3.10"Normal Retirement Date" has the same meaning as set forth in the Retirement Income Plan for eligible employees of Nalco Chemical Company and participating companies, as the same may be amended from time to time.

     3.11 "Change in Control" shall mean the occurrence at any time of any of the following events: (a) The Company is merged or consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 80% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company immediately prior to such merger, consolidation or reorganization; or (b) The Company sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 80% of the outstanding voting securities or other capital interests of which are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to or after such sale; or

     (c) A report is filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) each as promulgated pursuant to the Securities Exchange Act of 1934 ("Exchange Act") disclosing that any person (as the term" person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
Act) of 20% or more of the issued and outstanding voting securities of the Company; or

     (d) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new Director of the Company was approved by a vote of at least two-thirds of such Directors of the Company then still in office who were Directors of the Company at the beginning of any such period.


                                    SECTION 4

                                   Eligibility

     4.1Eligibility. Except as provided in Section 4.2, the officers who hold the following positions in the Company on the Anniversary Date in a given year may be chosen by the Committee to participate in the Plan as members of that year's eligibility class:

                 (a)     Chairman of the Board
                 (b)     Chief Executive Officer
                 (c)     President
                 (d)     Executive Vice President
                 (e)     Group Vice President
                 (f)     Corporate Vice President

     4.2Each year, after consultation with the Chief Executive Officer of the Company, the Committee may in its discretion choose a limited number of other key executives of the Company or an Affiliated Organization who have primary responsibility for or significant influence upon the long-term consolidated financial performance of the Company to participate in the Plan as members of that year's eligibility class.


                                    SECTION 5

                                 Administration

     5.1The Committee. The Plan shall be administered by a Committee designated by the Board and composed of members (not less than three) of the Company's Board who are not employed by the Company or by an Affiliated Organization, and have not been so employed for the last year.

     5.2Committee Authority. Except as otherwise specifically provided by the Plan, the Committee shall have full and exclusive authority to execute the responsibilities given to it by the Plan. Any determinations, rulings, or interpretations made by the Committee shall be final and binding on all persons, including the Company, stockholders of the Company, participants, and other employees. The Committee may make such reasonable rules and regulations concerning the administration of the Plan as it deems necessary or appropriate, including the modification of existing awards. In its administration of the Plan the Committee shall apply such rules and regulations and shall otherwise interpret the provisions of the Plan in a reasonable and consistent manner.


                                    SECTION 6
                   Assignment of Contingent Performance Shares

     6.1 Normal Assignments. Each year, as of the Anniversary Date, the Committee shall assign to each participant in that year's eligibility class as many contingent performance shares as it deems appropriate for such participant, provided that the number of contingent performance shares so assigned shall not exceed a participant's Base Salary as of such Anniversary Date divided by the value of one share of Common Stock, determined as provided in Section 6.3.

     6.2Discretion in Assignment. Subject to Section 6.1, the Committee shall have complete discretion in determining the number of contingent performance shares to assign to each participant, and such number may be different for different participants.

     6.3Determination of Value of Stock. The value of one share of Common Stock for purposes of determining the maximum number of contingent performance shares that may be assigned under Sections 6.1 and 6.2 is equal to the average of the New York Stock Exchange Composite Transactions daily closing prices for such stock during the last five days during which there were transactions immediately preceding the Anniversary Date as of which shares are assigned for a performance period.


                                    SECTION 7

                               Performance Periods

     7.1Normal Performance Periods. The performance period over which a class of contingent performance shares will be earned begins on the Anniversary Date as of which such shares are assigned and ends on the day before the Anniversary Date three years later.


                                    SECTION 8

                                Performance Goals

     8.1 Criterion for Measuring Performance. The criterion to be used to measure the financial performance of the Company shall be Earnings Performance.

     8.2Establishment of an Earnings Performance Goal and Related Performance Shares. Each year, after consultation with the Chief Executive Officer of the Company, the Committee shall establish an Earnings Performance Goal for the performance period which is applicable to the contingent performance shares assigned during that year. If the Earnings Performance Goal for the performance period is achieved, the participant will have earned 100% of the contingent performance shares assigned for the performance period.

     8.3Establishment of a Schedule. The Committee may also establish a schedule for each performance period which would permit participants to earn less than 100% of the contingent performance shares assigned to them if the Company's financial performance is less than the Earnings Performance Goal, and to earn more than 100% of the contingent performance shares assigned to them if the Company's financial performance exceeds the Earnings Performance Goal.

     8.4Time of Establishment. The Committee shall establish the Earnings Performance Goal under Section 8.2 and any schedule under Section 8.3 within a reasonable time after the Anniversary Date as of which the contingent performance shares to which they relate are assigned.

     8.5Limitations. In no event will a participant earn performance shares for any performance period for which the Earnings Performance is less than the minimum threshold compounded annual growth rate as set by the Committee for that three-year performance period. No participant shall earn more than 120% of the contingent performance shares assigned to the participant for a particular performance period.


                                    SECTION 9

                               Performance Awards

     9.1 Evaluating Performance and Computing Awards. Within a reasonable time following the close of a performance period, the Committee shall examine the Company's Earnings Performance. The participants in the eligibility class to which the performance period relates shall earn the number of performance shares which correspond to the Earnings Performance of the Company, in accordance with the relationship established under Section 8. The value of a performance award earned by a participant is equal to the number of performance shares earned multiplied by the value of one share of Common Stock determined in accordance with Section 9.2.

     9.2Determination of Value of Stock. The value of one share of Common Stock for purposes of computing awards is equal to the average of the New York Stock Exchange Composite Transactions daily closing prices for such stock during the last five days of the performance period during which there were transactions.


                                   SECTION 10

                          Payment of Performance Awards

     10.1 Time of Payments. Within a reasonable time following the close of each performance period, the performance awards to which the participants in the related eligibility class are entitled shall be determined. Payment of the cash portion to such participants shall be made within sixty days thereafter. Except for the provisions of Section 11.1, the right to receive shares of Common Stock shall not vest to the participant until three years from the end of the performance period. During this three-year period, the Company will pay to the participant, on a quarterly basis, an amount equal to the Nalco dividend which would have been paid on the invested shares as if they were vested and issued shares of Common Stock. Subject to Section 11, distribution of the vested Common Stock shall be made within 30 days after three years from the end of the performance period.

     10.2 Manner of Payment. Subject to the limitations of Sections 10.1 and 10.3, performance awards shall be paid in equal portions of cash and Common Stock to the nearest whole share (with the number of shares of Common Stock being determined in accordance with Section 9.2); provided that with respect to an eligibility class for which there is not enough Common Stock under the Plan to pay in such equal portions, cash shall be utilized in lieu of Common Stock for that portion of the award which would have been paid in Common Stock.

     10.3 Shares of Common Stock Subject to the Plan. The maximum number of shares of Common Stock that may be used to pay performance awards is 1,000,000 shares. Once 1,000,000 shares of Common Stock are used for the payment of such awards, no additional assignments of contingent performance shares shall be made, and subsequent awards shall be paid entirely in cash and only with respect to contingent performance shares already assigned.


                                   SECTION 11

                            Termination of Employment

     11.1 Termination for Death, Disability, Retirement or Change in Control. In the event of termination of a participant's employment due to death, disability or retirement prior to the end of a performance period that applies to contingent performance shares that have been assigned to such participant, and in the event at least one calendar year has been completed during the performance period before such termination of employment, the participant or beneficiary shall be entitled to receive a pro-rata share of the performance awards that would, in the estimation of the Committee, be earned by such participant if employment continued until the end of the performance period. Proration of a performance award shall be calculated by multiplying the contingent shares by a fraction, the numerator of which shall be the number of calendar months during the performance period that had lapsed prior to the participant's termination, and the denominator of which shall be the number of months in the performance period. Such prorated performance award shall be calculated and paid to the participant or beneficiary as soon as practicable.

     In the event of termination of participant's employment due to death, disability, retirement or Change in Control, all unvested Common Stock already awarded shall vest immediately without the three-year vesting period provided for in Section 10.1. All vested Common Stock shall be distributed to the participant or beneficiary as soon as practicable in the event of termination due to death, disability, retirement or in the event of a Change in Control.

     11.2 Termination for Other Reasons. If a participant's employment is terminated for reasons other than death, disability, retirement or Change in Control, any contingent performance shares or awards that are outstanding as of the day of such termination shall be canceled, any performance awards that have not yet been earned by such participant shall be immediately forfeited, and any Common Stock that has not been vested pursuant to Section 10.1 shall be forfeited.


                                   SECTION 12

                           Amendments and Termination

     12.1 The Board of Directors shall have the right to suspend, terminate, modify or amend the Plan from time to time, except in any way that would change the exempt status of the performance shares under Rule 16b-3 of the Exchange Act or that would disqualify awards from being treated as "performance-based compensation" under ss.162(m) of the Internal Revenue Code of 1986 as amended (the "Code").


                                   SECTION 13

                         Dilution and Other Adjustments

     13.1 In the event of any change in the outstanding shares of Common Stock by reason of stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off or other similar change, the number of contingent performance shares held at such time by participants, and the maximum number of shares of Common Stock which may be used to pay performance awards shall be automatically adjusted to give effect to the change in the outstanding shares.


                                   SECTION 14

                              Other Considerations

     14.1 Right to Employment. Neither this Plan nor any action taken under the Plan shall be construed as granting any employee of the Company or an Affiliated Organization the right to an assignment of contingent performance shares under the Plan or as guaranteeing employment by the Company or an Affiliated Organization.

     14.2 Withholding for Taxes. The Company shall have the right to deduct from amounts paid under the Plan any federal, state or local taxes required by law to be withheld with respect to awards made hereunder. For the Common Stock distribution, the Company shall have the right, as a condition of receipt of the award, to require the participant to pay to the Company any amount necessary to cover such taxes. The participant shall have the right to request the Company to withhold shares from any stock distribution in payment of any applicable withholding taxes. Such shares shall be valued in accordance with Section 9.2.
14.3 Administrative Expenses. The Company shall bear the expenses of administering the Plan. 14.4 Governing Law. This Plan shall be construed, administered, and governed in all respects in accordance with the laws of the State of Illinois.

     14.5 Transferability. Contingent performance shares which have been assigned to participants under this Plan shall not be subject to debts or other obligations of participants or beneficiaries nor shall they be voluntarily or involuntarily sold, transferred, altered, assigned, or encumbered other than by will or the laws of descent and distribution.

     14.6 Regulations. Unless the Common Stock which is to be a portion of any award granted under this Plan is covered by an effective registration statement under the Securities Act of 1933 at the time of distributing such stock, the participant must agree, as a condition of receipt of such stock, that the Common Stock to be received will not be transferred in violation of any applicable securities law or regulation; and the Company may where appropriate include proper legends to that effect on the certificate of Common Stock to be delivered under this Plan.


                                   SECTION 15

                          Qualified Performance Shares

     15.1 Designation. The Committee, in its discretion, may, at the time of the assignment, designate the performance shares being assigned to any participant under the Plan as "Qualified Performance Shares." Qualified Performance Shares are intended to be "performance-based compensation" as that term is used in
Section  162(m) of the Code,  and shall  comply  with the  requirements  of this
Section 15 to the extent such compliance is required to be treated as "performance-based compensation."

     15.2 Maximum Award. The award of Qualified Performance Shares shall be subject to the limitations of Section 6 and Section 8.5; provided, however, that if a participant is assigned Qualified Performance Shares for any year, the participant may not be assigned performance shares that are not Qualified Performance Shares for the same year.

     15.3 Performance Goals. Notwithstanding the provisions of Section 8.3, for Qualified Performance Shares, goals established for the performance period under
Section 8 (including the schedule described in Section 8.3) shall be objective (as that term is described in regulations under Code Section 162(m)), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain.

     15.4 Attainment of Performance Goals. Subject to Section 15.5, a participant holding Qualified Performance Shares shall not receive a settlement of the shares until the Committee has determined that the applicable performance goal(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this Section 15.4, such exercise of discretion may not result in an increase in the amount of the contingent performance shares.

     15.5 Exceptions to Performance Goal Requirement. If a participant's employment terminates because of death, disability, or a Change in Control, the participant's Qualified Performance Shares shall become vested in accordance with Section 11.1 without regard to whether the Qualified Performance Shares would be "performance-based compensation" under Code Section 162(m). However, if a participant's employment terminates because of retirement prior to the end of a performance period, any pro-rata settlement of Qualified Performance Shares described in Section 11.1 shall not be made until the end of the performance period, and such settlement shall not exceed the settlement that the participant would have received if the participant's retirement had occurred immediately after the end of the performance period.